EXECUTION COPY


                       ISSUING AND PAYING AGENCY AGREEMENT

         This Agreement, dated as of June 3, 2009 is by and among AXA Financial, Inc. ("AXA FINANCIAL"), as Issuer, AXA SA ("AXA"), as Issuer and, with respect to the Notes issued by AXA Financial, as Guarantor, and JPMorgan Chase Bank, National Association ("JPMORGAN").

1.       APPOINTMENT AND ACCEPTANCE

         Each of the Issuers hereby appoints JPMorgan as its issuing and paying agent in connection with the issuance and payment of certain short-term promissory notes of such Issuer (the "NOTES"), as further described herein, and JPMorgan agrees to act as such agent upon the terms and conditions contained in this Agreement.

2.       COMMERCIAL PAPER PROGRAMS

         Each of the Issuers may establish one or more commercial paper programs under this Agreement (provided, however, that AXA Financial may only establish such programs with the prior approval of AXA) by delivering to JPMorgan a completed program schedule (the "PROGRAM SCHEDULE"), with respect to each such program. JPMorgan has given the Issuers a copy of the current form of Program Schedule and each of the Issuers shall complete and return its first Program Schedule to JPMorgan prior to or simultaneously with the execution of this Agreement. In the event that any of the information provided in, or attached to, a Program Schedule shall change, the relevant Issuer shall promptly inform JPMorgan of such change in writing.

3.       NOTES

         All Notes issued by an Issuer under this Agreement shall be short-term promissory notes, exempt from the registration requirements of the Securities Act of 1933, as amended, as indicated on the Program Schedules, and from applicable state securities laws. The Notes may be placed by dealers (the "DEALERS") pursuant to Section 4 hereof. Notes shall be issued in either certificated or book-entry form. AXA, in its capacity as Guarantor, has agreed unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on all Notes issued by AXA Financial (the "GUARANTEED NOTES"), pursuant to a guarantee in the form of Exhibit B hereto (the "GUARANTEE"). AXA Financial may only issue Notes with the prior approval of AXA.

4.       AUTHORIZED REPRESENTATIVES

         Each of the Issuers, and, in the case of Guaranteed Notes, the Guarantor, shall deliver to JPMorgan a duly adopted corporate resolution from its Board of Directors (or other governing body) authorizing the issuance of Notes by such Issuer and, in the case of Guaranteed Notes, the Guarantee by the Guarantor, under each program established pursuant to this Agreement and a certificate of incumbency, with specimen signatures attached, of those of its officers, employees and agents authorized to take certain actions with respect to the Notes and, in the case of Guaranteed Notes, the Guarantee, as provided in this Agreement (each such person is hereinafter referred to as an "AUTHORIZED REPRESENTATIVE"), provided, however, that any certificate of incumbency delivered by AXA Financial shall be countersigned by AXA. Until JPMorgan receives any subsequent incumbency certificates of the relevant Issuer or, in the case of

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Guaranteed Notes, the Guarantor, JPMorgan shall be entitled to rely on the last incumbency certificate delivered to it for the purpose of determining the Authorized Representatives. Each of the Issuers, and, in the case of Guaranteed Notes, the Guarantor, represents and warrants that each respective Authorized Representative may appoint other officers, employees and agents (the "DELEGATES"), including without limitation any Dealers, to issue instructions to JPMorgan under this Agreement, and take other actions on its behalf hereunder, provided that notice of the appointment of each Delegate is delivered to JPMorgan in writing. Each such appointment shall remain in effect unless and until revoked by the Issuer or the Guarantor in a written notice to JPMorgan.

5.       CERTIFICATED NOTES

         If and when an Issuer intends to issue certificated notes ("CERTIFICATED NOTES"), such Issuer and JPMorgan shall agree upon the form of such Notes. Thereafter, each Issuer shall from time to time deliver to JPMorgan adequate supplies of Certificated Notes which will be in bearer form, serially numbered, and shall be executed by the manual or facsimile signature of an Authorized Representative of such Issuer and, in the case of Guaranteed Notes, the Guarantor. JPMorgan will acknowledge receipt of any supply of Certificated Notes received from an Issuer, noting any exceptions to the shipping manifest or transmittal letter (if any), and will hold the Certificated Notes in safekeeping for such Issuer in accordance with JPMorgan's customary practices. JPMorgan shall not have any liability to an Issuer, or in the case of Guaranteed Notes, the Guarantor, to determine by whom or by what means a facsimile signature may have been affixed on Certificated Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature attached to the certificate of incumbency with respect to such Authorized Representative. Any Certificated Note bearing the manual or facsimile signature of a person who is an Authorized Representative of an Issuer or, in the case of Guaranteed Notes, the Guarantor, on the date such signature was affixed shall bind such Issuer and, as the case may be, the Guarantor, after completion thereof by JPMorgan, notwithstanding that such person shall have ceased to hold his or her office on the date such Note is countersigned or delivered by JPMorgan.

6.       BOOK-ENTRY NOTES

         An Issuer's book-entry notes ("BOOK-ENTRY NOTES") shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (a "MASTER NOTE") substantially in the form of Exhibit A executed by such Issuer and, in the case of Guaranteed Notes, the Guarantor pursuant to the book-entry commercial paper program of The Depository Trust Company ("DTC"). JPMorgan shall maintain the Master Note of each of the Issuers in safekeeping, in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of a Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Notes and the Book-Entry Notes shall be subject to DTC's rules and procedures, as amended from time to time. JPMorgan shall not be liable or responsible for sending transaction statements of any kind to DTC's participants or the beneficial owners of the Book-Entry Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes. In connection with DTC's program, each of the Issuers and, in the case of Guaranteed Notes, the Guarantor, understands that as one of the conditions of its participation therein, it shall be necessary for each of the Issuer and, in the case of Guaranteed Notes, the Guarantor, and JPMorgan to enter into a Letter of Representations, in the form of Exhibit C hereto, and for DTC to receive and accept such Letter of Representations. In accordance with DTC's program, JPMorgan shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for each of the Issuers' Book-Entry Notes,


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and JPMorgan shall deliver such list to DTC. The CUSIP Service Bureau shall bill each of the Issuers directly for the fee or fees payable for the list of CUSIP numbers for such Issuer's Book-Entry Notes.

7.       ISSUANCE INSTRUCTIONS TO JPMORGAN; PURCHASE PAYMENTS

         Each of the Issuers and the Guarantor understands that all instructions under this Agreement are to be directed to JPMorgan's Commercial Paper Operations Department. JPMorgan shall provide each of the Issuers and the Guarantor, or, if applicable, the relevant Issuer's Dealers, with access to JPMorgan's Money Market Issuance System or other electronic means (collectively, the "SYSTEM") in order that JPMorgan may receive electronic instructions for the issuance of Notes, provided that an issuance of Guaranteed Notes shall require instructions from the the Guarantor. Electronic instructions must be transmitted in accordance with the procedures furnished by JPMorgan to the Issuers and the Guarantor or the Dealers in connection with the System. These transmissions shall be the equivalent to the giving of a duly authorized written and signed instruction which JPMorgan may act upon without liability. In the event that the System is inoperable at any time, an Authorized Representative or a Delegate of the Issuer may deliver written, telephone or facsimile instructions to JPMorgan (provided that an issuance of Guaranteed Notes shall require instructions from the the Guarantor), which instructions shall be verified in accordance with any security procedures agreed upon by the parties. JPMorgan shall incur no liability to an Issuer or, in the case of Guaranteed Notes, the Guarantor, in acting upon instructions believed by JPMorgan in good faith to have been given by an Authorized Representative or a Delegate of such Issuer or, in the case of Guaranteed Notes, the Guarantor. In the event that a discrepancy exists between a telephonic instruction and a written confirmation, the telephonic instruction will be deemed the controlling and proper instruction. JPMorgan may electronically record any conversations made pursuant to this Agreement, and each of the Issuers and, in the case of Guaranteed Notes, the Guarantor, hereby consents to such recordings. All issuance instructions regarding the Notes must be received by 1:00 P.M. New York time in order for the Notes to be issued or delivered on the same day.

         (a) ISSUANCE AND PURCHASE OF BOOK-ENTRY NOTES. Upon receipt of issuance instructions with respect to Book-Entry Notes, JPMorgan shall transmit such instructions to DTC and direct DTC to cause appropriate entries of the Book-Entry Notes to be made in accordance with DTC's applicable rules, regulations and procedures for book-entry commercial paper programs. JPMorgan shall assign CUSIP numbers to such Issuer's Book-Entry Notes to identify such Issuer's aggregate principal amount of outstanding Book-Entry Notes in DTC's system, together with the aggregate unpaid interest (if any) on such Notes. Promptly following DTC's established settlement time on each issuance date, JPMorgan shall access DTC's system to verify whether settlement has occurred with respect to such Issuer's Book-Entry Notes. Prior to the close of business on such business day, JPMorgan shall deposit immediately available funds in the amount of the proceeds due such Issuer (if any) to such Issuer's account at JPMorgan and designated in the applicable Program Schedule (the "ACCOUNT"), provided, that JPMorgan has received DTC's confirmation that the Book-Entry Notes have settled in accordance with DTC's applicable rules, regulations and procedures. JPMorgan shall have no liability to an Issuer or, in the case of Guaranteed Notes, the Guarantor, whatsoever if any DTC participant purchasing a Book-Entry Note fails to settle or delays in settling its balance with DTC or if DTC fails to perform in any respect.


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

         (b) ISSUANCE AND PURCHASE OF CERTIFICATED NOTES. Upon receipt of issuance instructions with respect to Certificated Notes, JPMorgan shall: (a) complete each Certificated Note as to principal amount, date of issue, maturity date, place of payment, and rate or amount of interest (if such Note is interest bearing) in accordance with such instructions; (b) countersign each Certificated Note; and (c) deliver each Certificated Note in accordance with the relevant Issuer's instructions, except as otherwise set forth below. Whenever JPMorgan is instructed to deliver any Certificated Note by mail, JPMorgan shall strike from the Certificated Note the word "Bearer," insert as payee the name of the person so designated by the relevant Issuer and effect delivery by mail to such payee or to such other person as is specified in such instructions to receive the Certificated Note. Each of the Issuers and, in the case of Guaranteed Notes, the Guarantor, understands that, in accordance with the custom prevailing in the commercial paper market, delivery of Certificated Notes shall be made before the actual receipt of payment for such Notes in immediately available funds, even if the relevant Issuer instructs JPMorgan to deliver a Certificated Note against payment. Therefore, once JPMorgan has delivered a Certificated Note to the designated recipient, the relevant Issuer and, in the case of Guaranteed Notes, the Guarantor, shall bear the risk that such recipient may fail to remit payment of such Note or return such Note to JPMorgan. Delivery of Certificated Notes shall be subject to the rules of the New York Clearing House in effect at the time of such delivery. Funds received in payment of Certificated Notes shall be credited to the Account.

8.       USE OF SALES PROCEEDS IN ADVANCE OF PAYMENT

         JPMorgan shall not be obligated to credit the relevant Issuer's Account in respect of a Note issued by such Issuer unless and until payment of the purchase price of such Note is received by JPMorgan. From time to time, JPMorgan, in its sole discretion, may permit an Issuer to have use of funds payable with respect to a Note prior to JPMorgan's receipt of the sales proceeds of such Note. If JPMorgan makes a deposit, payment or transfer of funds on behalf of such Issuer before JPMorgan receives payment for any Note issued by such Issuer, such deposit, payment or transfer of funds shall represent an advance by JPMorgan to such Issuer to be repaid promptly, and in any event on the same day as it is made, from the proceeds of the sale of such Note, or by such Issuer or, in the case of Guaranteed Notes, the Guarantor, if such proceeds are not received by JPMorgan.

9.       PAYMENT OF MATURED NOTES

         Notice that an Issuer will not redeem any Note on the relative Initial Redemption Date (as defined in the applicable Extendible Commercial Note Announcement) must be received in writing by JPMorgan by 11:00 A.M. on such Initial Redemption Date. On any other day when a Note matures or is prepaid, the relevant Issuer shall transmit, or cause to be transmitted, to the Account, prior to 1:00 P.M. New York time on the same day, an amount of immediately available funds sufficient to pay the aggregate principal amount of such Note and any applicable interest due. JPMorgan shall pay the interest (if any) and principal on a Book-Entry Note to DTC in immediately available funds, which payment shall be by net settlement of JPMorgan's account at DTC. JPMorgan shall pay Certificated Notes upon presentment. JPMorgan shall have no obligation under the Agreement to make any payment for which there is not sufficient, available and collected funds in the Account, and JPMorgan may, without liability to the relevant Issuer or, in the case of Guaranteed Notes, the Guarantor, refuse to pay any Note that would result in an overdraft to the Account.


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

10.      OVERDRAFTS

         (a) Intraday overdrafts with respect to each Account shall be subject to JPMorgan's policies as in effect from time to time.

         (b) An overdraft will exist in an Account if JPMorgan, in its sole discretion, (i) permits an advance to be made pursuant to Section 8 and, notwithstanding the provisions of Section 8, such advance is not repaid in full on the same day as it is made, or (ii) pays a Note pursuant to Section 9 in excess of the available collected balance in such Account. Overdrafts shall be subject to JPMorgan's established banking practices, including, without limitation, the imposition of interest, funds usage charges and administrative fees. The relevant Issuer shall repay any such overdraft, fees and charges no later than the next business day, together with interest on the overdraft at the rate established by JPMorgan for the Account, computed from and including the date of the overdraft to the date of repayment.

11.      NO PRIOR COURSE OF DEALING

         No prior action or course of dealing on the part of JPMorgan with respect to advances of the purchase price or payments of matured Notes shall give rise to any claim or cause of action by an Issuer or, in the case of Guaranteed Notes, the Guarantor, against JPMorgan in the event that JPMorgan refuses to pay or settle any Notes for which such Issuer or, in the case of Guaranteed Notes, the Guarantor, has not timely provided funds as required by this Agreement.

12.      RETURN OF CERTIFICATED NOTES

         JPMorgan will in due course cancel any Certificated Note presented for payment and return such Note to the relevant Issuer. JPMorgan shall also cancel and return to the relevant Issuer any spoiled or voided Certificated Notes. Promptly upon written request of an Issuer or at the termination of this Agreement, JPMorgan shall destroy all blank, unissued Certificated Notes of such Issuer in its possession and furnish a certificate to such Issuer certifying such actions.

13.      INFORMATION FURNISHED BY JPMORGAN

         Upon the reasonable request of an Issuer or, in the case of Guaranteed Notes, the Guarantor, JPMorgan shall promptly provide such Issuer or, in the case of Guaranteed Notes, the Guarantor with information with respect to any
Note issued and paid hereunder, provided, that the Issuer or, in the case of Guaranteed Notes, the Guarantor delivers such request in writing and, to the extent applicable, includes the serial number or note number, principal amount, payee, date of issue, maturity date, amount of interest (if any) and place of payment of such Note.

14.      REPRESENTATIONS AND WARRANTIES

         (a) Each of the Issuers represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement; and (ii) it will comply with all of its obligations and duties under this Agreement. Each of the Issuers further represents and agrees that each
         Note issued and distributed upon its instruction pursuant to this Agreement shall constitute the Issuer's representation and warranty to JPMorgan


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         that such Note is a legal, valid and binding obligation of the Issuer, and that such Note is being issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

         (b) The Guarantor represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement and to execute and deliver its guarantee of the Guaranteed Notes and (ii) it will comply with all of its obligations and duties under this Agreement. The Guarantor further represents and agrees that its guarantee of each Guaranteed Note issued and distributed pursuant to this Agreement shall constitute the legal, valid and binding obligation of the Guarantor, and that such guarantee is being issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

15.      DISCLAIMERS

         Neither JPMorgan nor its directors, officers, employees or agents shall be liable for any act or omission under this Agreement except in the case of default, negligence, willful misconduct or bad faith. IN NO EVENT SHALL JPMORGAN BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF JPMORGAN HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. In no event shall JPMorgan be considered negligent in consequence of complying with DTC's rules, regulations and procedures. The duties and obligations of JPMorgan, its directors, officers, employees or agents shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither JPMorgan nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the relevant Issuer, or in the case of Guaranteed Notes, the Guarantor, is a party (whether or not JPMorgan is also a party to such agreement).

16.      INDEMNIFICATION

         Each of the Issuers agrees and, in the case of Guaranteed Notes, the Issuer and the Guarantor jointly and severally agree, to indemnify, defend and hold harmless JPMorgan, its directors, officers, employees and agents (collectively, "JPMorgan indemnitees") from and against any and all liabilities, claims, losses, damages, penalties, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by or asserted or assessed against any JPMorgan indemnitee arising in respect of this Agreement, except in respect of any JPMorgan indemnitee for any such liability, claim, loss, damage, penalty, cost or expense resulting from the negligence, willful misconduct or bad faith of such JPMorgan indemnitee. This indemnity will survive the termination of this Agreement.

17.      OPINION OF COUNSEL

         Each of the Issuers and, the Guarantor, shall deliver to JPMorgan all documents it may reasonably request relating to their respective existence and authority for this Agreement, including, without limitation, an opinion of counsel, substantially in the form of Exhibit D hereto.

18.      NOTICES


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         All notices, confirmations and other communications hereunder shall
(except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid, by telecopier or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

If to AXA:              AXA
                        21 avenue Matignon
                        75008 Paris, France

                        Attention:    DCFG/Capital Market Solutions
                        Telephone:    +33 (0) 1 40 75 57 97
                        Facsimile:    +33 (0) 1 40 75 58 28

If to AXA Financial:    AXA Financial, Inc.
                        1290 Avenue of the Americas, 12th Floor
                        New York, NY 10104

                        Attention:    Treasury Department
                        Telephone:    (212) 314-4135
                        Facsimile:    (212) 314-1504


If to JPMorgan concerning the daily issuance and redemption of Notes:

                        Attention:  Money Market Operations
                        420 West Van Buren, 5th Floor
                        Chicago, IL 60606
                        Telephone:    (800) 499-3176/ (312) 954-0445
                        Facsimile:    (312) 954-0432


All other:              Attention:  Steven Charles, Commercial Paper Client
                                    Service
                        420 West Van Buren, 5th Floor
                        Chicago, IL 60606
                        Telephone:    (312) 954-0269
                        Facsimile:    (312) 954-0438

19.      COMPENSATION

         Each of the Issuers shall pay compensation for services pursuant to this Agreement in accordance with the pricing schedules furnished by JPMorgan to such Issuer from time to time and upon such payment terms as the parties shall determine. Each of the Issuers shall also reimburse JPMorgan for any fees and charges imposed by DTC with respect to services provided to such Issuer in connection with the Book-Entry Notes.

20.      BENEFIT OF AGREEMENT

         This Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof.

21.      TERMINATION


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         This Agreement may be terminated at any time by any party by not less than (30) day's written notice to the other parties, but such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination.

22.      FORCE MAJEURE

         In no event shall JPMorgan be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond JPMorgan's control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond JPMorgan's control whether or not of the same class or kind as specifically named above.

23.      ENTIRE AGREEMENT

         This Agreement, together with the exhibits attached hereto, constitutes the entire agreement among JPMorgan, AXA and AXA Financial with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements between the parties concerning the subject matter of this Agreement.

24.      WAIVERS AND AMENDMENTS

         No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the Issuers and, the Guarantor, and JPMorgan.

25.      BUSINESS DAY

         Whenever any payment to be made hereunder shall be due on a day which is not a business day for JPMorgan, then such payment shall be made on JPMorgan's next succeeding business day.

26.      COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original and such counterparts together shall constitute but one instrument.

27.      HEADINGS

         The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

28.      GOVERNING LAW


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         This Agreement and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

29.      JURISDICTION AND VENUE

         Each party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City and of any appellate court from any thereof for the purposes of any legal suit, action or proceeding arising out of or relating to this Agreement (a "PROCEEDING"). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum to the maintenance of any Proceeding.

30.      WAIVER OF TRIAL BY JURY

         EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

31.      ACCOUNT CONDITIONS

         Each Account shall be subject to JPMorgan's account conditions, as in effect from time to time.

32.      GUARANTY PROVISIONS

         In consideration of the services provided by JPMorgan under this Agreement, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) the due and punctual payment, when and as the same shall become due and payable, of each and every obligation of AXA Financial hereunder (each of the foregoing being an "OBLIGATION" and, collectively, the "OBLIGATIONS") at the time and place and otherwise in accordance with the terms of this Agreement, irrespective of (i) the validity, binding effect, legality, enforceability or modification to, or amendment or waiver of, or compliance with, the Notes or this Agreement, (ii) whether the Notes or this Agreement shall have been duly executed by the respective parties thereto, (iii) any change in the existence or structure of, or the bankruptcy or insolvency of, AXA Financial, (iv) the absence of any action to enforce any Obligation or the Notes or this Agreement or any collateral security or other guaranty thereof, (v) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, the Notes or this Agreement, (vi) the existence of any claim, set-off, counterclaim or other right that the Guarantor may have against AXA Financial, the noteholders or JPMorgan, or (vii) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby agrees that upon default in the payment when due of any Obligation it will forthwith cause the payment of each and every Obligation to be made punctually to JPMorgan, when and as the same shall become due and payable, and as if such payment were made by AXA Financial. The Guarantor hereby expressly waives presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the noteholders, or JPMorgan on behalf of the noteholders, file claims in the event of receivership or bankruptcy of AXA


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Financial, or exhaust any right to take any action against AXA Financial or with respect to any collateral at any time securing the Obligations or any other guaranty thereof; and the Guarantor hereby consents to any and all extensions of time of payment of any or all of the Obligations and to the release of any such collateral or other guaranty. This guaranty is a guaranty of payment and not of collection merely and shall be a continuing guaranty and, as such, shall remain operative and in full force and effect until all Obligations shall have been paid and actually received in full by the party to whom any such Obligation is due. If at any time any payment of any Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of AXA Financial (or the appointment of a trustee, receiver, intervenor or conservator or similar official for AXA Financial or any substantial part of its assets, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made. The Guarantor hereby irrevocably agrees that it will not be entitled to enforce any right or remedy arising out of any right of subrogation that it may have or be entitled to, by operation of law or otherwise, as a result of payments by such Guarantor hereunder, until all Obligations have been paid and actually received in full by the party to whom any such Obligation is due.


33.      AGENT FOR SERVICE OR PROCESS

         AXA, for the benefit of JPMorgan and the holders from time to time of the Notes, hereby irrevocably appoints AXA Financial Inc., with offices on the date hereof located at 1290 Avenue of the Americas, New York, NY 10104, and AXA Financial hereby accepts such appointment, as its agent (the "AUTHORIZED AGENT") upon which process may be served in any Proceeding and hereby agrees that service of process upon the Authorized Agent, by mail or delivery, shall be deemed in every respect effective service of process upon it in any such Proceeding. AXA agrees to take any and all action, including, but not limited to, the execution and filing of all such documents and instruments, as may be necessary to effect and continue the appointment by it of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding. Nothing herein contained shall, however, in any manner limit the rights of JPMorgan or the holders of the Notes to serve process in any other manner permitted by applicable law.

34.      WAIVER OF IMMUNITY

         AXA irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereign immunity or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or for recovery of property,
(iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceeding.

35.      WITHHOLDING TAXES

         AXA represents and warrants that there is no withholding or other deduction for or on account of tax imposed by France or any political subdivision thereof or taxing authority therein from any interest paid in respect of the Notes, this Agreement, or any payments thereon, hereunder or under the Guarantee. AXA agrees that in the event that any such tax, assessment or charge shall hereafter become applicable, it shall promptly notify JPMorgan in writing and further agrees that all amounts payable by it in respect of any Note, this Agreement or the Guarantee shall be paid without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future tax, assessment or other governmental charge on interest (collectively, "TAX") imposed, levied, collected, assessed or required to be deducted, withheld or paid by or for the account of France or any taxing authority or political subdivision thereof or therein. If any such Tax is required by law to be withheld or deducted from any such payment, AXA shall pay the full amount of such Tax and pay such additional amounts as may be necessary to ensure that the net amount actually received by the person entitled to such payment is equal to the amount such person would have received had no such Tax been withheld from such payment, provided that AXA shall not be required to pay any such additional amount on account of any Tax that would not have been so imposed but for the existence of any present or former personal or business connection between the person entitled to such payment and France other than the mere receipt of such payment or the ownership or holding of such Note.

36.      JUDGMENT CURRENCY

         The obligation of AXA to make payment in lawful currency of the United States of America ("DOLLARS") of any and all amounts due hereunder, under the Notes or under the Guarantee shall not be discharged or satisfied by any tender or any recovery pursuant to any judgment in any currency other than Dollars, except to the extent that such tender or recovery shall result in the actual receipt by JPMorgan in New York or the holders of the Notes of the full amount of Dollars payable hereunder, under the Notes or under the Guarantee, and shall be enforceable as an alternative or additional cause of action for the purpose of recovering in Dollars the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars so paid.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first-above written.

JPMORGAN CHASE BANK,                  AXA
    NATIONAL ASSOCIATION

By:    /s/ Steven E. Charles          By: /s/ Denis Duverne
       ------------------------           --------------------
Name:  Steven E. Charles                  Name:  Denis Duverne
Title: Assistant Vice President           Title: Chief Financial Officer and
                                                 Member of the Management Board


                                      AXA FINANCIAL, INC.

                                      By: /s/ Kevin R. Byrne
                                          -------------------
                                            Name:    Kevin R. Byrne
                                            Title: Executive Vice President and
                                            Chief Investment Officer and
                                            Treasurer

                                    EXHIBIT A

                                (DTC MASTER NOTE)

                                    EXHIBIT B

                                FORM OF GUARANTEE

                                    GUARANTEE

GUARANTEE, dated as of __________, ____, of AXA SA, a societe anonyme a directoire et conseil de surveillance organized under the laws of France (the "Guarantor"). The Guarantor, for value received, hereby agrees as follows for the benefit of the holders from time to time of the Notes hereinafter described:

1. The Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable, of the principal of and interest, if any, on the promissory notes (the "Notes") issued by AXA Financial, Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor (the "Issuer"), from time to time pursuant to the Issuing and Paying Agency Agreement, dated as of __________, ____, as the same may be amended, supplemented or modified from time to time, between the Issuer , the Guarantor, and JPMorgan Chase Bank, National Association (the "Agreement").

2. The Guarantor's obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Agreement or the Notes.

3. This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of and interest, if any, on the Notes by the Issuer and shall remain in full force and effect until all amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation
(a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Agreement or the Notes or of any collateral security therefore or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Agreement and the Notes.

4. In the event of a default in payment of principal of or interest on any Notes, the holders of such Notes, may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

5. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of the principal of or interest, if any, on the Notes, in whole or in part, is rescinded or must otherwise be returned by the holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

6. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

7. (a) The Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the United States federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan.

   (b) The Guarantor hereby irrevocably designates, appoints and empowers AXA Financial, Inc, with offices at 1290 Avenue of the Americas, New York, New York, 10104,
as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Guarantee. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of this Section
7. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Guarantee. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. The Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guarantee brought in the courts listed in
Section 7(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8. Any payments under this Guarantee shall be in United States dollars and shall be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of France or any political subdivision or any authority thereof or therein having the power to tax. If French law should require that payments under this Guarantee be subject to deduction or withholding in respect of any taxes or duties whatsoever, the Guarantor will, to the fullest extent then permitted by law, pay such additional amounts as shall result in receipt by the persons entitled to such payment of such amounts as would have been received by them had no such withholding or deduction been required, provided that the Guarantor shall not be required to pay any such additional amount on account of any tax that would not have been so imposed but for the existence of any present or former personal or business connection between the person entitled to such payment and France other than the mere receipt of such payment or the ownership or holding of Notes.

9. The Guarantor agrees to indemnify each holder from time to time of Notes against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due hereunder or thereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by such holder. The foregoing indemnity shall constitute a separate and independent obligation of the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of the day and year first above written.

                                              AXA SA
                                              By:

                                   EXHIBIT C

                         (DTC LETTER OF REPRESENTATIONS)

                                   EXHIBIT D-1

                  (FORM OF CRAVATH OPINION AS ISSUER'S COUNSEL)
                [TO BE CONFORMED TO OPINION DELIVERED UNDER DMA]

                                   EXHIBIT D-2

                        (FORM OF GENERAL COUNSEL OPINION)
                [TO BE CONFORMED TO OPINION DELIVERED UNDER DMA]